AMENDMENT NO. 1

CAPITOL BANCORP LIMITED RETIREMENT PLAN

The Plan named above gives the Employer the right to amend it at any time. According to that right, the Plan is amended as follows:

Effective January 1, 2011:

By striking the 2nd sentence in the definition of **Loan Administrator** under the DEFINITIONS SECTION of Article I and substituting the following:

> The Loan Administrators are the Capitol Bancorp Limited Retirement Plan Committee Members.

By striking the last sentence in the 1st paragraph of subparagraph (b)(2) under the EMPLOYER CONTRIBUTIONS SECTION of Article III and substituting the following:

> Additional Matching Contributions, if any, shall be made for all persons who were Active Participants at any time during the Plan Year.

By striking the last paragraph in subparagraph (b) under the EMPLOYER CONTRIBUTIONS SECTION of Article III and substituting the following:

> For Participants who were hired prior to January 1, 2009, Matching Contributions are 100% vested when made. However, for Participants who were hired on or after January 1, 2009, Matching Contributions are subject to the Vesting Percentage.

By adding the following as the 3rd paragraph under the EMPLOYER CONTRIBUTIONS SECTION of Article III:

> The Employer may make all or a part of an annual Employer Contribution before the end of the Plan Year. Such Contributions shall be allocated when made in a manner that approximates the allocation that would otherwise have been made as of the last day of the Plan Year. Succeeding allocations shall take into account amounts previously allocated for the Plan Year. The percentage of the Employer Contribution allocated to the Participant for the Plan Year shall be the same percentage that would have been allocated to him if the entire allocation had been made as of the last day of the Plan Year. Excess allocations shall be forfeited and reallocated as necessary to provide the percentage applicable to each Participant.

By striking the 1st sentence in the 5th paragraph under the ALLOCATION SECTION of Article III and substituting the following:

> The ESOP Discretionary Contribution for the Plan Year (if any), shall be allocated as of the last day of the Plan Year to each person who meets the allocation requirements of this section, together with the cash dividends or S corporation distributions paid on Qualifying Employer Securities held in the Participants' Accounts (if the Primary Employer directs that such dividends or S corporation distributions be applied to the Exempt Loan), cash dividends or S corporation distributions paid on Qualifying Employer Securities held in the Unallocated Reserve and other investment earnings of the Unallocated Reserve (if any), shall be applied to make the payment due on any Exempt Loan for the Plan Year.

By adding the following to the end of the INVESTMENT IN QUALIFYING EMPLOYER SECURITIES SECTION of Article IV:

> (h) De Novo Stock. Plan Participants were previously allowed to invest in De Novo Stock under the Plan; however, no new investments may be made in this stock. Any investment in this stock remains frozen under the Plan until such time as the Employer can liquidate the stock.

By adding the following as the 2nd sentence in the 1st paragraph under the VESTED BENEFITS SECTION of Article V:

> Notwithstanding the foregoing, an Inactive Participant cannot receive a distribution from that part of his Vested Account which is invested in De Novo Stock until such time as the funds can be liquidated.

By adding the following as the 2nd sentence in the 1st paragraph under the SMALL AMOUNTS SECTION of Article X:

> Notwithstanding the foregoing, an Inactive Participant cannot receive a distribution from that part of his Vested Account which is invested in De Novo Stock until such time as the funds can be liquidated.

Effective April 1, 2011:

By striking "Bank of Tucson" from the list of Adopting Employers under APPENDIX A.

Effective June 1, 2011:

By striking "Community Bank of Rowan" from the list of Adopting Employers under APPENDIX A.

This amendment is made an integral part of the aforesaid Plan and is controlling over the terms of said Plan with respect to the particular items addressed expressly herein. All other provisions of the Plan remain unchanged and controlling.

Unless otherwise stated on any page of this amendment, eligibility for benefits and the amount of any benefits payable to or on behalf of an individual who is an Inactive Participant on the effective date(s) stated above, shall be determined according to the provisions of the aforesaid Plan as in effect on the day before he became an Inactive Participant.

Signing this amendment, the Employer, as plan sponsor, has made the decision to adopt this plan amendment. The Employer is acting in reliance on its own discretion and on the legal and tax advice of its own advisors, and not that of any member of the Principal Financial Group or any representative of a member company of the Principal Financial Group.

Signed this 9th day of June, 2011.

CAPITOL BANCORP LIMITED

By [signature]

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